THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE 1 Deferred Stock Unit Award Certificate Award Terms This Deferred Stock Unit Award is subject to the terms and conditions set forth in this Certificate (including the Award Acceptance Confirmation, special terms and conditions for non-U.S. Participants set forth in Appendix A, any special terms and conditions for your country set forth in Appendix B and the Data Privacy Notice set forth in Appendix C), the Ameriprise Financial 2005 Incentive Compensation Plan, the Threadneedle Deferral Plan, and the Threadneedle Deferral Plan Deferred Stock Unit and Deferred Stock Option Program Guide (the “Guide”) in effect at the time of grant of the Award (the “Award Documents”). If any provision of this Certificate and of the Threadneedle Deferral Plan shall be in conflict, the terms of the Threadneedle Deferral Plan shall govern. If any provision of this Certificate and of the Guide shall be in conflict, the terms of the Certificate shall govern. All capitalized terms used in this Certificate and not defined herein shall have the meanings assigned to them in the Threadneedle Deferral Plan. By accepting this Award, you acknowledge that you have read and understood and that you agree to the terms and conditions of the Award Documents. Dividend Equivalents If any dividends are paid on Ameriprise Financial common stock, your account will be credited with additional deferred share units to reflect the value of dividend equivalents. Awards Not Transferable The Deferred Stock Unit Award may not be assigned, sold, pledged, hypothecated, transferred or otherwise disposed of in any manner other than as provided in the Award Documents, subject to rules adopted by the Committee from time to time. Awards Discretionary Benefit The granting of this Deferred Stock Unit Award, or any prior or future Award, is neither a contract, nor a guarantee, of continued employment; the continuation of your employment is and always will be at the discretion of Ameriprise Financial. The granting of this Award is a one-time discretionary act, and it does not impose any obligation on Ameriprise Financial to offer future awards of any amount or nature. The continuation of the Threadneedle Deferral Plan and the grant of future awards is a voluntary act completely within the discretion of Ameriprise Financial, and the Threadneedle Deferral Plan is subject to termination at any time. Exhibit 10.26

THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE (December 2021) 2 Administrative Errors Ameriprise Financial has taken steps to ensure the accuracy of this Certificate; however, Ameriprise Financial reserves the right to issue corrected certificates in the event of a clerical or administrative error. © 2021 Ameriprise Financial, Inc. All rights reserved. (December 2021)

THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE (December 2021) 3 Appendix A Special Terms and Conditions for Non-U.S. Participants The Deferred Stock Unit Award shall be subject to the special terms and conditions for non-U.S. Participants set forth in Appendix A to this Certificate, any special terms and conditions for your country set forth in Appendix B to this Certificate and the privacy notice terms set forth in Appendix C to this Certificate. If you relocate to one of the countries included in Appendix B, the special terms and conditions for such country will apply to you, to the extent Ameriprise Financial determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices A, B and C constitute part of this Certificate. Responsibility for Taxes You acknowledge that, regardless of any action taken by Ameriprise Financial or, if different, your employer (the “Employer”), the ultimate liability for all income tax, employee’s portion of social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Threadneedle Deferral Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by Ameriprise Financial or the Employer. You further acknowledge that Ameriprise Financial and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Deferred Stock Unit Award, including, but not limited to, the grant, vesting or settlement of the Deferred Stock Unit Award or the subsequent sale of Shares acquired pursuant to such settlement; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Deferred Stock Unit Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Award Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that Ameriprise Financial and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to Ameriprise Financial and/or the Employer to satisfy all Tax-Related Items. You authorize Ameriprise Financial and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: 1) withholding from your wages or other cash compensation paid to you by Ameriprise Financial and/or the Employer; or 2) withholding from proceeds of the sale of Shares acquired upon settlement of the Deferred Stock Unit Award either through a voluntary sale or through a mandatory sale arranged by Ameriprise Financial (on your behalf pursuant to this authorization without further consent); or

THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE (December 2021) 4 3) withholding in Shares to be issued upon settlement of the Deferred Stock Unit Award, provided, however, that if you are a Section 16 officer of Ameriprise Financial under the U.S. Securities and Exchange Act of 1934, as amended, then the Committee (as constituted in accordance with Rule 16b-3 under the U.S. Securities and Exchange Act of 1934, as amended) shall establish the method of withholding from alternatives (1)-(3) herein and, if the Committee does not exercise its discretion prior to the Tax-Related Items withholding event, then you shall be entitled to elect the method of withholding from the alternatives above. Depending on the withholding method, Ameriprise Financial may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Deferred Stock Unit Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. Finally, you agree to pay to Ameriprise Financial or the Employer, including through withholding from your wages or other cash compensation paid to you by Ameriprise Financial and/or the Employer, any amount of Tax-Related Items that Ameriprise Financial or the Employer may be required to withhold or account for as a result of your participation in the Threadneedle Deferral Plan that cannot be satisfied by the means previously described. Ameriprise Financial may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax- Related Items. Nature of Grant In accepting the Deferred Stock Unit Award, you acknowledge, understand and agree that: 1) the Threadneedle Deferral Plan is established voluntarily by Ameriprise Financial, it is discretionary in nature and it may be modified, amended, suspended or terminated by Ameriprise Financial at any time, to the extent permitted by the Threadneedle Deferral Plan; 2) you are voluntarily participating in the Threadneedle Deferral Plan; 3) the Deferred Stock Unit Award and any Shares acquired under the Threadneedle Deferral Plan are not intended to replace or entitle you to any pension rights or compensation; 4) the Deferred Stock Unit Award and any Shares acquired under the Threadneedle Deferral Plan and the income and value of same, are not part of normal or expected compensation for any purpose, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; 5) the future value of the underlying Shares underlying the Deferred Stock Unit Award is unknown, indeterminable and cannot be predicted with certainty;

THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE (December 2021) 5 6) no claim or entitlement to compensation or damages shall arise from forfeiture of the Deferred Stock Unit Award resulting from the termination of your employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Deferred Stock Unit Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against Ameriprise Financial, waive your ability, if any, to bring any such claim, and release Ameriprise Financial from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Threadneedle Deferral Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; 7) for purposes of the Deferred Stock Unit Award, in case you voluntarily terminate employment or are involuntarily terminated and receive a lump-sum payment in lieu of any notice period, your employment or service relationship will be considered terminated as of the date you are no longer actively providing services to Ameriprise Financial (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise determined by Ameriprise Financial or provided in the Threadneedle Deferral Plan Deferred Stock Unit and Deferred Stock Option Program Guide, your right to vest in the Deferred Stock Unit Award under the Threadneedle Deferral Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Committee shall have the exclusive discretion, subject to applicable law and the Threadneedle Deferral Plan, to determine when you are no longer actively providing services for purposes of your Deferred Stock Unit Award grant; 8) unless otherwise provided in the Threadneedle Deferral Plan or by Ameriprise Financial in its discretion, the Deferred Stock Unit Award and the benefits evidenced by this Certificate do not create any entitlement to have the Deferred Stock Unit Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and 9) Ameriprise Financial shall not be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Deferred Stock Unit Award or of any amounts due to you pursuant to the settlement of the Deferred Stock Unit Award or the subsequent sale of any Shares acquired upon settlement. No Advice Ameriprise Financial is not providing any tax, legal or financial advice, and Ameriprise Financial is not making any recommendations regarding your participation in the Threadneedle Deferral Plan, or your

THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE (December 2021) 6 acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Threadneedle Deferral Plan before taking any action related to the Threadneedle Deferral Plan. Data Privacy Please refer to the Data Privacy Notice in Appendix C. Governing Law and Venue The Deferred Stock Unit Award grant and the provisions of this Certificate, including Appendices A, B and C, are governed by, and subject to, the laws of the State of Delaware, United States of America, without regard to its conflict of law provisions, as provided in the Threadneedle Deferral Plan. For purposes of litigating any dispute that arises under this Deferred Stock Unit Award grant or the Certificate, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Minnesota, United States of America, agree that such litigation shall be conducted in the courts of Hennepin County, Minnesota, or the federal courts for the United States for the District of Minnesota, where this grant is made and/or to be performed. Compliance with Law Notwithstanding any other provision of the Threadneedle Deferral Plan or this Certificate, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, Ameriprise Financial shall not be required to deliver any Shares issuable upon settlement of the Deferred Stock Unit Award prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (the “SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval Ameriprise Financial shall, in its absolute discretion, deem necessary or advisable. You understand that Ameriprise Financial is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, you agree that Ameriprise Financial shall have unilateral authority to amend the Award Documents without your consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Language If you received this Certificate or any other document related to the Threadneedle Deferral Plan translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.

THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE (December 2021) 7 Electronic Delivery and Acceptance Ameriprise Financial may, in its sole discretion, decide to deliver any documents related to current or future participation in the Threadneedle Deferral Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Threadneedle Deferral Plan through an on-line or electronic system established and maintained by Ameriprise Financial or a third party designated by Ameriprise Financial. Severability The provisions of this Certificate, including Appendices A, B and C, are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. Imposition of Other Requirements Ameriprise Financial reserves the right to impose other requirements on your participation in the Threadneedle Deferral Plan, on the Deferred Stock Unit Award and on any Shares acquired under the Threadneedle Deferral Plan, to the extent Ameriprise Financial determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing waiver. Waiver You acknowledge that a waiver by Ameriprise Financial of breach of any provision of this Certificate shall not operate or be construed as a waiver of any other provision of this Certificate, or of any subsequent breach by you or any other participant. Foreign Asset Reporting In many countries, if you hold assets outside that country, you may be required to report your ownership of those assets. This may apply for example to Shares and cash held under the Threadneedle Deferral Plan. It is your responsibility to make these reports. Failure to report could trigger significant penalties. Ameriprise Financial and your employer will not do this on your behalf. Tax Status You understand that the Deferred Stock Unit Award is not intended to be tax-qualified in any particular country. Ameriprise Financial and your employer do not warrant any particular tax treatment.

THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE (December 2021) 8 Securities Laws These Awards do not form part of a public offer. This Award is being made to you as an employee of the Ameriprise Financial group. These Awards may not have been registered with any regulator in your jurisdiction. © 2021 Ameriprise Financial, Inc. All rights reserved. (December 2021)

THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE (December 2021) 9 Appendix B Country-Specific Terms and Conditions This Appendix B includes additional terms and conditions that govern the Deferred Stock Unit Award granted to you under the Threadneedle Deferral Plan if you are in one of the countries listed below. This Appendix B may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Threadneedle Deferral Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of December 2021. Such laws are often complex and change frequently. As a result, Ameriprise Financial strongly recommends that you not rely on the information in this Appendix B as the only source of information relating to the consequences of your participation in the Threadneedle Deferral Plan because the information may be out of date at the time the Deferred Stock Unit Award vests or you sell Shares acquired under the Threadneedle Deferral Plan. In addition, the information contained herein is general in nature and may not apply to your particular situation, and Ameriprise Financial is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment after the Deferred Stock Unit Award was granted or are considered a resident of another country for local law purposes, the information contained herein may not be applicable. Further, Ameriprise Financial shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you in this circumstance. France You understand that the Deferred Stock Unit Award is not intended to be French tax-qualified. Consent to Receive Information in English. By accepting the grant, you confirm you have read and understood the Threadneedle Deferral Plan, the Certificate and the Threadneedle Deferral Plan Deferred Stock Unit and Deferred Stock Option Program Guide, which were provided in the English language. You accept the terms of those documents accordingly. Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, vous confirmez avoir lu et compris le Threadneedle Deferral Plan, le Certificat et le Threadneedle Deferral Plan Deferred Stock Unit and Deferred Stock Option Program Guide qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause. Germany Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). If the Participating Employee makes or receives a payment in excess of this amount, the

THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE (December 2021) 10 Participating Employee must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de). Hong Kong The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This grant is strictly private and only available to eligible employees of Ameriprise Financial. The grant has also not been approved by the Securities and Futures Commission in Hong Kong and it should not be made in whole or in part to the public or any third-party. No awards earned or granted under the Threadneedle Deferral Plan may be transferred or assigned, except as expressly permitted by Ameriprise Financial in writing. Switzerland Swiss Financial Market Supervisory Authority. A condition of the grant of Restricted Share Units is that it shall be subject to additional requirements which may be imposed following the Grant Date by Ameriprise Financial in order to comply with Circular 2010/1 of the Swiss Financial Market Supervisory Authority (FINMA) (as solely determined by Ameriprise Financial). © 2021 Ameriprise Financial, Inc. All rights reserved. (December 2021)

THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE (December 2021) 11 Appendix C Data Privacy Notice Why am I receiving this? As your employer, we regularly need to process personal data about our staff and have a legitimate interest to do this. From time to time, we also have certain legal obligations, we need to protect your vital interests, and sometimes you have given your consent. You are eligible to participate in one or more incentive plans sponsored by Ameriprise Financial. We need to inform you of the ways in which we control and process your personal data in the course of operating these plans. Who is controlling your data? The Ameriprise Financial Group will be what is known as the “data controller” of your personal data. The data controller determines the purpose and means of processing of your personal data in relation to your participation in any incentive plan(s) operated from time to time. The Ameriprise Financial Group’s registered office is 1099 Ameriprise Financial Center, Minneapolis, Minnesota, 55474, United States of America. You can obtain additional information from our Data Protection Officer by calling 1.800.862.7919 or by visiting www.ameriprise.com/privacy. Your personal data may be provided to any member of the Ameriprise Financial Group from time to time. While the Ameriprise Financial Group will control your personal data, other third parties may receive and process this information. This is discussed below under “Transferring your data.” What is the basis for processing? We always aim to process personal data in an appropriate and lawful manner in line with relevant data protection principles. Since the Ameriprise Financial Group operates globally, different laws apply depending on where you are based. Domiciled in the EEA: If you are located in the European Economic Area (EEA) the processing of your data is governed by EU laws, specifically the General Data Protection Regulation (GDPR). We process your personal data pursuant to the Ameriprise Financial Group’s “legitimate interests”. In the context of the administration of Ameriprise Financial Group incentive plans, these legitimate interests may include: • operating employee incentive plans; and • recruiting, rewarding, retaining and/or motivating employees.

THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE (December 2021) 12 We will only process data in pursuit of our legitimate interests after considering any negative impact on your own interests, rights and freedoms. Domiciled outside of the EEA: If you are located outside of the EEA, the processing of your data may also be governed by local and/or other international laws. By participating in an Ameriprise Financial Group incentive plan, you are deemed to consent to the processing of your personal data, in accordance with this privacy notice. What data is collected? In the course of operating our incentive plans, the “personal data” we process includes but is not limited to your contact details, date of birth, citizenship and residence-related information, bank accounts, tax information and any other pay-related information. We may also need to process “special categories of personal data,” also known as sensitive personal data. This could include records of disabilities, sickness-related absence, trade union membership and any criminal convictions/proceedings. If we need to process special categories of personal data, we will ask for your consent at that time. Transferring your data In the course of operating our incentive plans, your personal data may be transferred to countries outside of the EEA. We will ensure that appropriate safeguards are in place, or adequate local data protection laws exist, before your date is transferred to a non-EEA country. Your data may also be transferred to third parties. These third parties include trustees, registrars, brokers, stock plan service providers, administrators, regulators and external advisors who will all be processing data for the same legitimate interests as mentioned above, under “What is the basis for processing?” Anyone processing your data is required to implement measures to protect it and is only entitled to process such data in accordance with our instructions. How long will we keep your data? We keep your data no longer than is necessary to comply with applicable laws. If your data is no longer required for the lawful purposes for which it was obtained, it will be destroyed subject to any contrasting laws or data protection considerations. Some of the factors that will affect how long we retain your data include: • your continued employment within the Ameriprise Financial Group; and • your continued participation in incentive plans operated within the Ameriprise Financial Group.

THREADNEEDLE DEFERRED STOCK UNIT AWARD CERTIFICATE (December 2021) 13 Your rights You have a number of rights relating to your personal data and our processing of this data. In most circumstances you can request access to and correction of your personal data. You can request the erasure of personal data, though this may impact your participation in any given incentive plan. You can object to the processing of your personal data and request a restriction. Do I need to provide data? Providing your personal data, as we request it in line with the operation of our incentive plans, enables us to run these plans smoothly. If you fail to provide the personal data we request, you may be ineligible to participate in the some or all of the Ameriprise Financial Group incentive plans. This is because we will not have the necessary information to grant awards and/or make appropriate decisions during the course of operating such plans. Questions and who to contact If you have any questions, complaints or concerns regarding how we handle your personal data, you can contact our Data Privacy Officer, at the number provided in this Notice, who will investigate the matter. If you are not satisfied with our response, you can complain to your local supervisory authority. © 2021 Ameriprise Financial, Inc. All rights reserved. (December 2021)